                                                                    EXHIBIT 10.3

ChemConnect, Inc.

                                  OFFICE LEASE



Property:  Chadds Ford West Dilworth Building, 2nd Floor

Landlord:  Chadds Ford West Associates, 234 N. James Street, Newport  19804

Tenant:  Chem Connect, 44 Montgomery Street, Suite 250, San Francisco, CA 94104

Rental Space. The rental space designated 200 (assigned 3,039 square feet of area), which is outlined on the plan attached as Exhibit A (the "Rental Space" below) and is a part of the above property, is hereby leased by the Landlord to the Tenant. The word "Property" means all buildings and building parts, all driveways and parking areas (if any), and other grounds and facilities included in the real property of which the Rental Space is a part and addition, if any, to the Property.

Term. The term of this lease begins on February 14, 2000 and ends on SEE Exhibit B, except that the beginning and end of the term shall be delayed by any period, if any, between the rented dated for beginning of the term and any later date on which the Tenant takes possession of the Rental Space.

Rent. Commencing on February 14, 2000 for the use of the Rental Space, the Tenant shall pay rent consisting of the monthly installments and all other sums of money to be paid by the Tenant under other lease provisions. The monthly installments shall be:

$2,532.50

Tenant will pay prorated share of this rent for the month of February.

Use.  Tenant shall use the Rental Space as follows and for no other purpose:

Office

Security Deposit.  $2,532.50 due upon lease execution.

This lease includes this page, the attached paragraphs numbered 1 through 29, and all the Rules and Regulations of the Property referred in this lease. The date of this lease is the date Landlord signs it. Until then, the Rental Space is not reserved for Tenant, receiving this lease does not bind Landlord to sign it, and before signing it, Landlord has unlimited right to lease the Rental Space to a different Tenant.

                                            ChemConnect   Joseph J. Morrissey
                                            ------------------------------------
                                                    Print name of Tenant


                                            By:
------------------------------------           ---------------------------------
Witness or Attest                              Signature of Tenant        Date

                                            Print name of Tenant


                                            By:
------------------------------------           ---------------------------------
Witness or Attest                              Signature of Tenant          Date


                                            Chadds Ford West Associates
                                            ------------------------------------
                                            Print name of Landlord


                                            By:
------------------------------------           ---------------------------------
Witness or Attest                              Signature of Landlord     Date

                1. Insurance. Tenant shall, by any combination of policies, provide comprehensive general and contract liability insurance covering the Rental Space with the following: (a) Landlord named as an additional insured;
(b) an insurance company with a rating equivalent to [illegible] A as rating exists at the time this lease is made; (c) coverage for property damage and bodily injury; (d) limits of at least $1,000,000 per occurrence and $2,000,000 for all occurrences in one policy year; (e) no cancellation or refusal to renew except upon 30 days written notice to the Landlord. Tenant shall provide Landlord with proof of coverage before Tenant takes possession of the Rental Space and evidence of continued coverage at least 30 days before a policy expires. Landlord may obtain such insurance upon Tenant's failure and Tenant will pay on demand as rent the cost of the premiums plus five percent of the monthly installment for management and accounting expense.

                2. Security Deposit. A security deposit of one times the monthly installment is due when the lease is presented for execution by the Landlord, shall be increased in proportion to, and simultaneously with, any increase in the monthly installment, shall be held by Landlord, and shall bear no interest. Landlord may use it in any amount needed to cure a default by Tenant and Tenant shall restore it on demand. No portion shall be used, except by Landlord, for payment of rent.

                3. Payment of Rent. Each monthly rent payment shall arrive at the Landlord's address before the sixth day of the month for which it is due. Rent due on demand by Landlord shall arrive at Landlord's address within twenty days of demand. Rent due for part of a calendar month shall be apportioned by days.

                4. Services. The Tenant shall provide the services and other items assigned to the Tenant in the attached Exhibit 3.

                5. Repairs. (a) The Tenant shall provide ordinary repairs and replacements to the Rental Space and its fixtures, equipment, and appurtenances as needed to preserve them in good working order and condition. Tenant shall provide prompt replacement and/or repair of any property of Landlord damaged by any act or failure to act of Tenant or a party for whom Tenant is liable, and such replacement and/or repair shall restore the damaged property to its originally-installed condition.

                        (b) Landlord shall provide repairs and replacements, structural or otherwise, necessary to keep the Property and its equipment in good order and repair, not including: (i) Tenant's property unless damaged by Landlord's act or failure to act and (ii) property which Tenant is obligated to repair and/or replace. Landlord will not be liable to Tenant for any damages from: leaks, dampness, or work on the Property; from failure of any heating, cooling or other equipment; from failure of the structure, or from failure of the material or treatment on any wall, floor, or roof surface.

                6. Rules and Regulations. Tenant has received a copy of the Rules and Regulations of the Property and agrees to comply with them and with all reasonable amendments of which Tenant is given notice.

                7(a). Landlord Consent. Tenant must have the written consent of Landlord to: (i) abandon or vacate the Rental Space; (ii) assign the lease, sublet or encumber the Rental Space (acceptance of a payment on account of this lease from someone other than Tenant will not be consent to assignment by Landlord); (iii) record the lease; (iv) erect modifications to any structure or to the exterior of the Rental Space; (v) use the Rental Space in anyway which would require its alteration; (vi) use the Rental Space for a use not stated in this lease.

                7(b). Landlord's refusal to consent. Landlord may refuse to consent to an assignment or sublease unless both of the following conditions are met: (i) the full rent payable by the subtenant or assignee is payable directly to Landlord; and (ii) the rent payable by subtenant or assignee is at least equal to the market rate of rent at the time of the subleasing or assignment for similar space under a new lease.

                        (c) If the Tenant receives notice of an increase after the start date of the increase, the firs rent payment due after notice shall include the increase arrears, if any.

                        (d) No CPI increase shall apply during any period for which there is an increase specified by this lease. CPI increases shall apply during any period with no specified increases.


                9. Real-Estate Taxes. (a) The Landlord shall pay all taxes, assessments, and public charges of every kind, whether or not in effect on the date of this lease, on the tax parcel of which the Rental Space is a part, and all fees and expenses incurred by Landlord in contesting or negotiating any such tax.

                        (b) Other taxes billed to Landlord relating to this lease shall be paid directly by the Tenant, including without limitation all taxes, assessments and public charges of every kind, whether or not in effect on the date of this lease, such as taxes related to the occupancy and use of the Rental Space, whether based on the lease value, value of the Rental Space or the rent. Tenant shall reimburse Landlord for any gross receipts tax imposed on rentals under this Lease.

                10. Timely Payment. Timely payment is of the essence of this lease and Tenant may not delay or refuse any payment of rent for any reason. For each payment that is late and for each check of Tenant returned to the Landlord unpaid, the Tenant will pay on demand the greater of $100.00 or 5% of the amount paid late or the amount of the returned check as compensation for Landlord's additional bookkeeping and administrative expenses, plus interest on arrears at the rate of 18% per year. If Tenant is entitled to the protection of a usury law of the jurisdiction where the Rental Space is located, the interest rate shall be the maximum rate allowed by that law. During the time any payment is late the Landlord may allocate a payment on account without regard to any instruction concerning allocation.

                11. Miscellaneous. Tenant agrees that (a) this Lease is legally subordinate to all mortgages on the Property; (b) Tenant shall promptly remove any lien against the Rental Space or Property arising out of any agreement or action by the Tenant; (c) Landlord assumes no liability not explicitly assumed in this Lease; (d) Landlord will not be liable to Tenant in damages for any delay or failure in preparing the Rental Space; (e) Tenant will pay attorney fees and other expenses of collection, entry, or termination after default; (f) the Landlord may elect any remedy available under law or this lease without waiving any other remedy that is available, and (g) Landlord does not waive any right or remedy by accepting a payment on account, by taking no action, or in any way other than by a writing subscribed by Landlord; (h) vehicles of Tenant and Tenant's employees shall only be parked on the Property in any area, if any, designated for that purpose, and Tenant and Tenant's employees may not use any parking area for any parking or storage of other than personal vehicles, on a daily basis, while engaged in Tenant's business; (i) to provide Landlord with a telephone number at which Tenant may be contacted in an emergency during other than regular business hours.

                12. Surrender of the Rental Space. At the expiration or earlier termination of this lease the Tenant shall surrender the Rental Space to the Landlord, broom clean, and unless waived in writing by the Landlord after a written request from Tenant, free of; (a) all improvements by or for the Tenant and any prior tenant except for those improvements exempted from this paragraph by a separate writing signed by Landlord and Tenant and (b) all damage other than, 1) excusable wear and tear, and 2) damage from any casualty unrelated to any act or failure to act by Tenant or a party for whom Tenant is liable. All walls shall be taped, spackled and/or otherwise ready for paint. Tenant shall promptly deliver at the place fixed for paying rent, all keys and combinations for locks on the Rental Space. Landlord may treat as abandoned, or remove at Tenant's expense, any property not removed from the Rental Space by the Tenant. The provisions of this paragraph shall survive any termination of this lease.

                13. Termination. Landlord may terminate this lease and evict the Tenant for any default under the lease, and for all causes provided by law. Tenant will be in default of any provisions of this lease requiring payment if the Landlord receives a payment after it is due. Tenant will be in default of any other provisions of this lease when Landlord notifies Tenant of a violation and Tenant fails to cure the violation within 5 days. If the cure is begun without the cure period and diligently pursued, the time to cure will be extended by any time during which any event or series of events, which the Tenant neither initiates or controls, prevents Tenant from curing the violation. Landlord may evict Tenant on 5 days notice after default. However, Landlord may not evict Tenant for the first payment default to occur in each lease year is payment is made within 30 days of the due date.

                14.1 Reletting after Default. After default by Tenant and possession of the Rental Space returned to Landlord, whether by Tenant's surrender or otherwise, the Landlord need not mitigate damages by seeking another tenant for the Rental Space, but may do so, in Landlord's absolute discretion. The Landlord may, but need not, enter the Rental Space as Tenant's agent, may fix it and rent it to another and receive the rent for Tenant's account, after first applying rent received to fix-up expenses, attorney's fees, legal expenses, a reasonable management fee and other expenses. Tenant will continue to be liable for rent after Landlord enters, less any rent received by Landlord for Tenant's account. Possession of the Rental Space by Landlord shall not cause forfeiture of accelerated rent.

                14.2 Rent Acceleration. After default by Tenant, without demand, Tenant shall immediately pay to Landlord a sum which is equal to all arrears in rent to the date of default plus the present value at that time of all rent which would be paid under this lease in the absence of default during the balance of the then-current term (the "current term"). Present value shall assume (a) annual increases in all variable parts of the rest at the greater of five percent or the percentage of increase in the Consumer Price Index for Urban Wage Earners and Clerical Workers, Philadelphia Region, All Items, Bureau of Labor Statistics, U.S. Department of Labor, or if that Index is no longer published on the date of default the most similar index, over the twelve-month period next preceding the date of the default for which the data is available, and (b) interest earned on such payment at a rate equal to the rate Wilmington Trust Company of Wilmington, Delaware, pays on certificates of deposit issued on date of default and maturing nearest the end of the current term.

                15. Landlord Access. On reasonable notice to the Tenant, the Landlord shall be allowed to enter the Rental Space for inspection, repair, alteration, or improvements, and to show it to others such as buyers, leasing prospects, appraisers, lenders, contractors or insurers. During the six months before the end of the term, Landlord may display offering sings at the Rental Space. Landlord may enter the Rental Space without notice in any emergency.

                16. Indemnity by Tenant. The Landlord and Tenant shall indemnify, hold harmless and defend the other against all liability, and reimburse the other for any expense or damages, arising from any act or failure to act by the indemnitor or by a person for whom the indemnitor is liable. Tenant shall pay for attorney fees and expenses of discharging a lien against the Property arising from Tenant's act or failure to act.

                17. Destruction of Rental Space. Tenant must notify Landlord of damage to the Rental Space by fire or other cause. If Landlord's mortgagee allows Landlord to apply insurance proceeds, the Landlord shall restore the Rental Space with unpainted walls, uncovered floors, ceiling tiles and such electrical, water and other services and fitting as required by law. If damage makes any of the Rental Space unusable, the rent will be reduced in proportion to the amount of unusable space. Landlord need not spend more in restoring than is received in insurance proceeds. During the last two years of any lease term, if the cost of restoring exceeds 20% of the cost of replacing the entire Rental Space, exclusive of Tenant's damages, the Landlord may terminate the lease on 15 days notice to the Tenant.

                18. Government Taking. Should governmental action cause the operation of the Property to become unlawful, or should any of the Rental Space or any area of the Property essential to the use of the Rental Space, be taken by eminent domain or similar proceedings, either party may terminate this lease on the 30th day after notice to the other. Any rent paid for a period after termination will be returned to Tenant. Landlord must advise Tenant of any such proceedings. If neither party terminates this lease the Landlord must restore the property as close as possible to its prior condition as may be allowed by changed conditions and by a cost no greater than the compensation awarded to Landlord. Tenant will have no claim from such a taking except for moving expense specifically allowed.

                19. Condition of Rental Space. Tenant accepts the Rental Space "as is" on the date of this lease, but if construction or alteration of the Rental Space is to be completed after the date of this lease, Tenant will accept the Rental Space in the condition described in the attached Exhibit C and take possession on notice from the Landlord that the condition described in Exhibit C is substantially complete.

                20. Estoppel Certificate. Tenant must sign and deliver to Landlord within three days of receipt a signed statement, commonly called an estoppel certificate acknowledging that the lease is in full effect without modification (or with modifications listed), that the Tenant is then in possession of the Rental Space, and such other matters as Landlord reasonably requires. Tenant shall make no changes in the certificate without the written consent of Landlord. Tenant shall be liable to Landlord for damages suffered because of Tenant's breach of this paragraph. If the statement is accompanied by reference to this paragraph, then a breach of this paragraph shall be grounds without further notice, for immediate termination of this lease. The Landlord shall have Tenant's durable and irrevocable power of attorney coupled with an interest to sign such certificate, in Landlord's sole and absolute discretion, if Tenant fails to sign.

                21. Quiet Enjoyment. Tenant will quietly enjoy possession of the Rental Space during any period free of Tenant's default.

                22. Condominium Documents. All condominium documents regulating the Rental Space and the Property, if any, are incorporated in, and made a part of, this lease and Tenant shall abide by all such documents regulating the use of the Rental Space and the Property.

                23. Holding Over. Any holding over after the expiration of the term shall be construed as a tenancy from month to month on all conditions of this lease except that the monthly installment shall be double the monthly installment for the month before holdover.

                24. Environment. Tenant's obligations and liabilities under this paragraph shall not pertain to portions of the Property outside of the Rental Space except for travel over the Property by the Tenant or a party for whom Tenant is liable, nor to an event which occurs before or after Tenant's possession of the Rental Space. Tenant shall, at Tenant's own expense, comply with any and all environmental protection, environmental clean-up, and other environmental laws, whether in effect now or at any time in the future. Such compliance shall include, but not be limited to: a) obtaining permits and/or licenses; b) avoiding the unauthorized release of hazardous or regulated substances into the environment: c) preparing any plan for, undertaking, and/or providing financial assurance with respect to, any clean-up determined necessary by any governmental agency, d) reporting and complying with requirements related to, any closing, terminating or transferring of operations or property, or any other action covered by any such law, e) providing all information requested by Landlord and/or any governmental agency for proof of non-applicability or other submissions required by any such law; and f) promptly executing and delivering such proof of other submission. Tenant shall also indemnify Landlord against, save Landlord harmless from, and provide Landlord with a defense against, all fees, penalties, assessments, suits, proceedings, claims and actions of any kind arising out, or in any way connected with Tenant's failure to fully comply with any provision of this paragraph. Tenant's obligations and liabilities under this paragraph shall survive termination of this lease. In addition to other remedies available, Landlord may seek an injunction or other equitable remedy to enforce compliance with this paragraph.

                25. Broker's Fee. Landlord and Tenant mutually warrant to each other that neither engaged a real estate broker or agent other than Bellevue Realty Co., to whom Landlord shall be solely liable for any commission, and no other broker or agent is entitled to a commission on account of this lease.

                26. Other Agreements and Representations. A party is not bound by oral agreements or representations or by any writing the party has not signed other than the Rules and Regulations governing the use of the Property and the Rental Space.

                27. Address of Tenant. The person signing this lease as Tenant or as a representative of the Tenant individually and personally warrants to the Landlord that the address shown for Tenant in this lease is one of the following: the address of the registered agent of the Tenant; the residence address of a partner of Tenant; the residence address of a natural person named as Tenant.

                28. Notices, etc. All notices, demands, billings, and other communications must be in writing and delivered to the address shown in this lease in person or by any means that provides a receipt or other proof of delivery. Landlord may use the address of the Rental Space as Tenant's address. A notice will be deemed given on the date it is received by, or delivered to, the addressee. If a return receipt is requested by the sender but returned unsigned, then notice will deemed given on the second day after the day it is presented for mailing or other type of delivery. An address may be changed by written notice to all parties. Notice to one party named as Tenant shall be deemed notice to all parties named as Tenant.

                29. Construction. Examples of a list of included items shall not be held to limit meaning to those examples or items. If a portion of this lease is unlawful, the balance shall remain in effect. This lease shall bind successors, representatives and assigns of all parties. Plurals include the singular and the singular includes plurals. Numbers and headings shall not be used in construing any provision that follows. Tenant means all parties named Tenant. "Provide" means the provider pays directly all expense of providing. This lease shall be governed and construed under the laws of the state where the Property located.

                     CHADDS FORD WEST RULES AND REGULATIONS



                1. The sidewalks, lobbies, corridors, passages and stairways shall not be obstructed by Tenant or used by Tenant for any purpose other than ingress and egress from and to Tenant's offices. Landlord shall in all cases retain the right to control or prevent access of all persons whose presence, in the judgement of Landlord, shall be prejudicial to the safety, peace character or reputation of the Building or any of the Tenants.

                2. The toilet rooms, water closets, sinks, faucets, plumbing or other service apparatus of any kind shall not be used by Tenant for any purposes other than for which they were installed, and no sweepings, rubbish, rags, ashes, chemicals or other refuse or injurious substances shall be placed therein or used in connection thereby by Tenant or left by Tenant in the lobbies, passages, elevators or stairways.

                3. Nothing shall be placed by Tenant on the outside of the Buildings or on its window sills or projections. Skylights, windows, doors and transoms shall not be covered or obstructed by Tenant, and no window shades, blinds, curtains, screens, storm windows, awnings or other materials shall be installed or placed on any of the windows or in any of the window spaces, except as approved in writing by Landlord.

                4. No sign, lettering, insignia, advertisement or notice shall be inscribed, painted, installed or placed on any windows, window spaces, office doors or any other part of the outside or inside of the premises of the Building, unless first approved in writing by Landlord. Names on suite entrance doors in lettering approved by Landlord as to design and form shall be installed at Tenant's expense by Landlord and not otherwise.

                5. Tenant shall not place additional locks upon any doors and shall surrender all keys for all locks at the end of the tenancy.

                6. Tenant shall not do or commit, or suffer to be done or committed, any act or thing whereby, or in consequence whereof, the rights of other tenants will be obstructed or interfered with, or other tenants will in any other way be injured or annoyed. Tenant shall not use nor keep nor permit to be used or kept in the Building any matter having an offensive odor, nor any kerosene, gasoline, benzine, camphene, fuel or other explosive of highly flammable material. No birds, fish or other animals shall be brought into or kept in or about the premises.

                7. If Tenant desires to install signaling, telegraphic, telephone, proactive alarm or other wires, apparatus or devices, Landlord shall direct where and how the same are to be placed, and except as so directed, no installation, boring or cutting shall be permitted. Landlord shall have the right to prevent and to cut off the transmission of excessive or dangerous current of electricity into or through the Building or premises and to require the changing of wiring connections or layout at Tenant's expense, to the extent that Landlord may deem necessary. All wires installed by Lessee must be clearly tagged at the distributing boards and junction boxes and elsewhere where required by Landlord, with the number of the wires respectively are used, together with the [illegible] of the concern, if any, operating same.

                8. A directory on a bulletin board on the ground floor shall be provided by Landlord, on which name of Tenant shall be placed and any other names of occupants of the Building as Landlord shall approve.

                9. Landlord retains the right to prescribe the method, manner and times in which furniture, packages, equipment, supplies or merchandise of Tenant will be received in the Building, or carried up or down in the elevators or stairways, or brought in or taken out of the building.

                10. Without Landlord's written consent, nothing shall be fastened to, nor shall holes be drilled or nails or screws driven into, walls or partitions; nor shall walls or partitions be painted, papered or otherwise covered or moved in any way or marked or broken; nor shall any connection be made to electric wires for running fans or motors or other apparatus, devices, or equipment nor shall machinery of any kind other than customary small business machines be allowed in the premises, nor shall Tenant use any other method of heating, air-conditioning or air cooling than that provided by Landlord. Telephones, switchboards and Tenant wiring and equipment shall be placed only where designated by Landlord. No mechanics shall be allowed to work in or about the Building other than at those employed by Landlord without the written consent of Landlord first having been obtained.

                11. Access may be had by Tenant to the premise any time. Landlord shall, in no case, be responsible for the admission or exclusion of any person, in case of invasion, hostile attack, insurrection, mob violence, riot, public excitement or other commotion, explosion, fire or any casualty. Landlord reserves the right to bar or limit access to the Building for the safety or occupants or protection of property.

                12. The use of rooms as sleeping quarters is prohibited at all times.

                          EXHIBIT B - CHADDS FORD WEST



                A. Landlord and Tenant shall provide services and other items to the rental space as follows:

                        (i) heating equipment by Landlord;

                        (ii) air conditioning equipment by Landlord;

                        (iii) electricity for lighting, heating, air conditioning, and for ordinary office machines by Tenant;

                        (iv) municipal water for drinking and lavatory by Landlord;

                        (v) sewer charges by Landlord;

                        (vi) clearing of ice and snow from sidewalks, sanding and/or salting by Landlord;

                        (vii) replacement of interior and exterior glass by Tenant;

                        (viii) janitor and cleaning by Tenant;

                        (ix) window washing by Tenant;

                        (x) heating, ventilating, air conditioning service and repair by Landlord;

                        (xi) pro rata share of trash and utilities by Landlord;

                        (xi) pest control in rental space by Tenant.

                B. No item required of Landlord need be provided while Tenant is in default. Heating and air-conditioning systems shall provide reasonable temperatures for usual office conditions and activities. If Tenant is to furnish electricity, then Landlord shall furnish apparatus to bring electricity to Tenant's meter, and Tenant shall pay directly to the supplier of electricity of charges related to consuming electricity in the rental space.

                C. Landlord may interrupt, curtail or suspend an item: in cases of accident, emergency, or mechanical breakdown; when required by any law, or regulating authority; due to any other cause beyond the reasonable control of Landlord. Landlord shall use due diligence in restoring an interrupted item so that inconvenience to the Tenant may be as brief as circumstances will permit.

                D. This space is being provided to Tenant on a month-to-month basis until Tenant space in the Franklin Building is ready for occupancy. Landlord will give fourteen (14) days notice to Tenant when space in Franklin Building is ready for occupancy and will terminate this lease at the end of that notice period. If Landlord and Tenant do not enter into a Lease for the Franklin Building prior to April 1, 2000 then this Lease shall become month to month and may be canceled by either party with sixty (60) days notice.

                            [DIAGRAM OF LEASED SPACE]